UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 11, 2009

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-30789	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Lyman Boulevard, Chaska, MN	55318
(Address of principal executive offices)	(Zip Code)

(952) 556-3131

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 8.01. Entry into a Material Definitive Agreement and Other Events

On August 11, 2009, Entegris, Inc. (the “Company”) amended (the “Second Amendment”) its Credit Agreement with Wells Fargo Bank, National Association, as agent (the “Agreement”), and certain other banks party thereto. The Agreement was previously amended on July 17, 2009 (the “First Amendment”). A copy of the Second Amendment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference as though fully set forth herein. Copies of the Agreement, the schedules and exhibits thereto and the First Amendment were filed as an exhibits to our Current Reports on Forms 8-K and 8-K/A, filed on March 4, 2009, July 23, 2009 and August 12, 2009, respectively, and are incorporated herein by reference as though fully set forth herein. The following summary of the Second Amendment and references to the Agreement, the exhibits and schedules thereto, and the First Amendment are qualified in their entirety by the complete text of the Second Amendment filed herewith and the text of the Agreement, the exhibits and schedules thereto, and the First Amendment previously filed.

Prior to the Second Amendment, the Agreement prohibited the Company from issuing debt securities, and required the Company to use 100% of the net proceeds received in any equity offering to prepay amounts outstanding under the Agreement. In addition, the borrowing base and, therefore, the funds available to the Company under the Agreement, would have been reduced by 100% of the net proceeds of any equity offering, but the revolving commitment amounts would not have been affected.

The Second Amendment permits the Company to issue unsecured convertible debt securities (a “Qualifying Debt Offering”) subject to the satisfaction of certain conditions, which include, among others, the Company’s compliance with the financial covenants contained in the Agreement and the receipt by the Company of at least $75,000,000 in net proceeds from the offering. The Company will be required to use 100% of the net proceeds from any Qualified Debt Offering or equity offering to prepay amounts outstanding under the Agreement. In addition, the borrowing base was amended to provide that it will be reduced by (i) 50% of the net proceeds of any Qualifying Debt Offering or equity offering received by the Company on or before August 15, 2010 (“Qualified Offering Receipts”) and (ii) 100% of the net proceeds of any Qualified Debt Offering or equity offering received by the Company thereafter. Pursuant to the Second Amendment, the revolving commitment amounts under the Agreement will be reduced by 50% of any Qualified Offering Receipts received by the Company.

The Company had outstanding borrowings under the Agreement of approximately $129.5 million as of August 12, 2009, with an additional $1.3 million undrawn on outstanding letters of credit. The full amount outstanding under the Agreement is due on November 1, 2011, unless paid prior to that date. The Second Amendment provides more flexibility to the Company by permitting the issuance of debt securities as described above. The Second Amendment also provides the Company more liquidity if it raises additional debt or equity capital by reducing the impact of an offering on our borrowing base as described above. However, there is no assurance that adequate additional capital would be available on reasonable terms, on a timely basis or at all.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Second Amendment to the Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as Agent, dated August 11, 2009.

Exhibit 99.2	Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as Agent, dated March 2, 2009 (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Entegris, Inc. on March 4, 2009).

Exhibit 99.3	Exhibits and Schedules to the Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as Agent, dated March 2, 2009. (Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K/A filed by Entegris, Inc. on August 12, 2009).

Exhibit 99.4	First Amendment to the Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as Agent, dated July 17, 2009. (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Entegris, Inc. on July 23, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: August 17, 2009	By	/s/ Peter W. Walcott
Peter W. Walcott,
Senior Vice President & General Counsel